UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 6, 2014

Solitron Devices, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-04978	22-1684144
(Commission File Number)	(IRS Employer Identification No.)

3301 Electronics Way, West Palm Beach, Florida	33407
(Address of Principal Executive Offices)	(Zip Code)

(561) 848-4311

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On October 6, 2014, Solitron Devices, Inc. (the “Company”) and CF EB REO II LLC (the “Landlord”) entered into a Reinstatement and Amendment to Lease Agreement, effective October 1, 2014 (“Amendment”), which amended the Lease Agreement, dated April 30, 2012, by and between the Company and EuroBank. Pursuant to the Amendment, the Company extended its lease for the occupancy and use of its 47,000 square foot facility located at 3301 Electronics Way, West Palm Beach, Florida 33407. The lease extension is for five years beginning on January 1, 2017 and ending on December 31, 2021. The Company has the option to extend the term of the lease for an additional five years beginning on January 1, 2022 and ending on December 31, 2026. Also, in connection with the extension of the lease, the Landlord waived the rent for the month of October 2014.

The foregoing description of the Amendment is a summary and is qualified in its entirety by reference to the Amendment filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

ITEM 9.01.	Financial Statements and Exhibits.

Exhibits

(d)

Exhibit Number	Description
10.1	Reinstatement and Amendment to Lease Agreement by and between Solitron Devices, Inc. and CF EB REO II LLC, dated October 6, 2014 (effective October 1, 2014).

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SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

October 8, 2014	SOLITRON DEVICES, INC.

/s/ Shevach Saraf
Shevach Saraf,
Chairman, Chief Executive Officer,
President, Chief Financial Officer & Treasurer

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EXHIBIT INDEX

Exhibit Number	Description
10.1	Reinstatement and Amendment to Lease Agreement by and between Solitron Devices, Inc. and CF EB REO II LLC, dated October 6, 2014 (effective October 1, 2014).

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